UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2015

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) appointed Mr. David Brennan and Dr. Melvin Sharoky as members of the Board.  Mr. Brennan and Dr. Sharoky shall serve as Class III members of the Board.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, a total of 61,501,770 shares of the Company’s common stock were entitled to vote as of April 7, 2015, the record date for the Annual Meeting. There were 56,369,787 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal.

Proposal 1.  Election of Directors.

Shareholders of the Company elected David Brennan and Dr. Melvin Sharoky to serve as Class III directors on the Board for a three-year term expiring on the date of the Company’s 2018 Annual Meeting of Shareholders. The results of the vote taken at the Annual Meeting with respect to the election of Mr. Brennan and Dr. Sharoky as Class III directors were as follows:

	For	Withheld	Broker Non- Votes

David Brennan	42,969,676	944,076	12,456,035
Melvin Sharoky, M.D.	42,854,719	1,059,033	12,456,035

Proposal 2.  Ratification of Independent Registered Public Accounting Firm.

The shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The voting results were as follows:

	For	Against	Abstentions

Ratification of Ernst & Young LLP	55,711,428	199,074	459,285

Proposal 3.  Adoption of the Insmed Incorporated 2015 Equity Incentive Plan.

	For	Against	Abstentions	Broker Non- Votes

Adoption of the 2015 Incentive Plan	41,106,119	2,746,981	60,652	12,456,035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2015	INSMED INCORPORATED
	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary